Exhibit 99.1

AMASS Brands Inc. Reports Second Quarter 2026 Results

Core Brands Grow 12% While Non-Alcoholic & Functional Revenue More Than Doubles

Portfolio Transformation Continues with New Retail Wins, Category Leadership and Functional Expansion

Introduces Initial Financial Guidance for Q3, Full-Year 2026 and Fiscal 2027

SANTA MARIA, Calif., August 17, 2026 — AMASS Brands Inc. (Nasdaq: AMSS), a premium, multi-category beverage platform spanning non-alcohol, functional, and alcohol 2.0 products, today announced financial results for the second quarter ended June 30, 2026.

Financial Highlights for the Second Quarter

•	Net revenue of $5.6 million, up 2% from the prior-year quarter
•	Non-Alcoholic and Functional segment net revenue of $0.4 million, up 132%, driven by Good Twin growth and the launch of AMASS Electrolytes
•	Core brand net revenue up 12%, representing 67% of brand-attributed net revenue compared with 62% in the prior-year quarter
•	Gross profit of $1.5 million, or 26.7% of net revenue, adjusted gross profit of $1.6 million, or 29.3%
•	Adjusted EBITDA of $(1.7) million
•	Cash and cash equivalents of $1.6 million at June 30, 2026; 11,605,081 shares of common stock and 3,856,688 common stock warrants outstanding

Second Quarter 2026 Business Highlights

•

Good Twin Became the #1 Organic Non-Alcoholic Wine Brand in the U.S. Good Twin claimed the #1 position in the U.S. organic non-alcoholic wine category by dollar share, according to Nielsen, capturing more than one-third of category dollars while growing dollar sales more than 122% year-over-year, nearly three times the growth rate of the category, underscoring the Company’s ability to build category leaders within one of the fastest-growing segments in beverage.

•

Launched AMASS Electrolyte Mixers, Entering the Functional Wellness Category. The Company launched AMASS Electrolyte Mixers, its first AMASS-branded functional beverage product designed for both standalone hydration and mixer occasions, extending the platform into the multi-billion-dollar functional wellness category.

•

Secured First U.S. Distribution Partner for AMASS Electrolyte Mixers. Great Lakes Wine & Spirits, Michigan’s leading family-owned wholesale distributor, became the brand’s first U.S. distribution partner, establishing an initial commercial footprint and the first step in the Company’s multi-market rollout of the functional beverage line.

•

Pizzolato MUSE Claimed #1 in U.S. Organic Sparkling Wine and Launched Nationwide at Whole Foods Market. Pizzolato claimed the #1 position in the U.S. organic sparkling wine category by dollar share, according to Nielsen, holding more than double the share of its nearest competitor, while beginning a nationwide rollout at Whole Foods Market on June 1, materially expanding the brand’s retail footprint.

•

Announced Planned Acquisition of a Majority Stake in HpO Sparkling Protein Water. The Company announced the planned acquisition of a majority stake in HpO, a zero-sugar sparkling protein water brand, expanding AMASS further into functional hydration at the intersection of two accelerating consumer trends: protein consumption and premium hydration. The transaction would bring the Company’s ownership to approximately 50% on a fully diluted basis, with a three-year option to acquire the remaining interest.

•

Pizzolato Non-Alcoholic Spritz Rolled Out at Eataly Nationwide. Three Pizzolato ready-to-drink non-alcoholic spritz beverages began rolling out across 12 U.S. Eataly locations, with the Pizzolato 0% Hugo featured on the menu at Eataly’s flagship restaurant concept, extending the brand into premium retail and hospitality channels as the no-alcohol aperitivo occasion gains momentum.

•

Completed Nasdaq Direct Listing. On May 20, the Company completed its direct listing, with its common stock beginning to trade on the Nasdaq Global Market under the symbol “AMSS.” The direct listing marked the Company’s debut as a publicly traded company and a defining milestone in its long-term brand and platform growth strategy.

Highlights Subsequent to Quarter End

•

Launched AMASS Electrolyte Powder Mixers. In July, the Company expanded its functional hydration platform with the launch of AMASS Electrolyte Powder Mixers, a single-serve stick-pack format available through the Company’s direct-to-consumer channel, extending the AMASS Electrolyte Mixers line into everyday, on-the-go hydration occasions.

•

Summer Water Rosé Expanded to 37 California Costco Locations. Summer Water Rosé, confirmed by Nielsen as the #1 best-selling domestic rosé in the $15–$20 price tier nationally, expanded distribution into 37 Costco locations across California. In addition, Wine Enthusiast awarded the 2025 vintage 92 points and a Best Buy designation, the brand’s sixth consecutive vintage rated 90 points or higher.

Management Commentary

"The second quarter marked an important milestone for AMASS and the beginning of a new chapter for the business," said Mark Thomas Lynn, Founder and Chief Executive Officer of AMASS. "We completed our Nasdaq listing, strengthened our capital structure and continued transforming AMASS into a more focused portfolio built around the brands and categories where we see the greatest long-term opportunity. Becoming a public company was an important step, but what matters most is building a business that can consistently create value over the long term, and we believe this quarter shows that strategy is beginning to take shape."

"The portfolio is changing exactly as we intended. Our four Core Brands, Summer Water, Pizzolato MUSE, Good Twin and AMASS Electrolytes, grew 12% and now account for 67% of brand-attributed revenue, up from 62% a year ago. At the same time, the brands we have intentionally exited or are winding down declined 27%. That's exactly the transition we set out to create. We aren't trying to operate the largest collection of beverage brands. We're concentrating our resources behind the brands where we see the strongest consumer demand, the greatest long-term potential and the best economics."

"We're also seeing encouraging validation across the portfolio. Pizzolato MUSE expanded nationally at Whole Foods Market and into Eataly, Good Twin continued its strong growth, and AMASS Electrolytes generated its first commercial revenue following its launch earlier this year. We also announced our planned acquisition of HpO, expanding our position in functional hydration. This is the platform working as designed: identifying categories where consumer behavior is changing, building or acquiring brands positioned to lead those categories, and leveraging our existing infrastructure to scale them more efficiently."

"Our consolidated financial results also reflect deliberate decisions we made during the quarter. We accelerated the sale of slower-moving inventory, accepted near-term margin pressure to simplify the portfolio and convert inventory into cash, and continued investing behind the brands driving our future growth. Those actions affected reported profitability in the short term, but we believe they leave the business in a stronger position as our sales mix continues shifting toward our higher-quality Core Brands."

"We still have important work ahead of us. Improving margins, strengthening our balance sheet and securing the capital necessary to execute our long-term plan remain our highest priorities. But as we look at the business today, we believe the underlying direction has never been clearer. We're building a simpler, more focused and more capital-efficient beverage company, and we believe we're still in the early stages of what this platform can become."

Outlook

As AMASS continues its transition to a more focused, growth-oriented beverage platform, the Company is introducing financial guidance for the first time as a public company. Management believes the progress made in simplifying the portfolio, expanding distribution of its Core Brands, and building its Non-Alcoholic and Functional business provides increasing visibility into the business and supports the outlook below.

Based on current trends and management's operating plan, the Company expects a return to year-over-year growth in the second half of fiscal 2026, with second-half net revenues of at least $8.7 million, representing growth of at least approximately 10% over second-half fiscal 2025:

•	Third quarter fiscal 2026 net revenues of at least $4.4 million, representing growth of at least approximately 10%
•	Fourth quarter fiscal 2026 net revenues of at least $4.3 million, representing growth of at least approximately 10%
•

Full year fiscal 2026 net revenues of at least $18.5 million, reflecting first-half net revenues of $9.7 million and the second-half outlook above, and representing growth of at least approximately 4% over fiscal 2025; and

•	Full year fiscal 2027 net revenue of at least $22.2 million, representing at least approximately 20% over fiscal 2026.

Mr. Lynn commented, "We're introducing guidance because we believe the business has reached an important turning point. Our portfolio is becoming more focused, our Core Brands are driving a larger share of the business, and we have better visibility into the factors we believe will drive growth over the next several quarters. We've intentionally set our near-term outlook at levels we believe we can achieve while continuing to execute against our long-term strategy. Going forward, our objective is straightforward: build credibility by consistently doing what we say we're going to do."

This outlook reflects management’s current expectations and assumptions, including continued execution of the Company’s distribution expansion strategy, a stable input-cost and tariff environment, no material changes in distributor relationships, and no financing events that have not already closed. It does not assume, and should not be read to reflect, the outcome of the Company’s efforts to obtain the additional capital described above under “Liquidity and going concern.” These expectations are forward-looking statements subject to the risks described under “Forward-Looking Statements” below and in the Company’s filings with the SEC, and actual results may differ materially. The Company addresses its guidance only at scheduled earnings releases and undertakes no obligation to update it between them.

Non-GAAP Financial Information

This press release includes Adjusted EBITDA, adjusted gross profit and adjusted gross margin, financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Management uses these measures to evaluate operating performance and allocate resources, and believes they assist investors in comparing operating performance across periods by removing items that are non-cash, non-recurring, or not indicative of ongoing operations. Adjusted EBITDA has limitations as an analytical tool: it excludes interest expense on indebtedness the Company is obligated to service, it excludes depreciation and amortization of assets that will need to be replaced, and other companies may calculate similarly titled measures differently, limiting comparability. These measures should be considered in addition to, and not as a substitute for or superior to, net loss, gross profit or any other measure determined in accordance with GAAP. A reconciliation of net loss, the most directly comparable GAAP measure, to Adjusted EBITDA, and of gross profit to adjusted gross profit, is included in the tables below.

Definitions

Adjusted EBITDA means net loss before interest, income taxes, depreciation and amortization, further adjusted for a fixed set of add-backs: one-off deal and direct-listing costs; stock-based compensation; stock-settled banker fees; impairment and bad debt, net; inventory write-downs and variance; juice storage; merchant and factoring fees; the net results of bulk wine and of the divested business unit; loss on contracts; and one-time credits, which are deducted. Recurring public-company operating costs — including annual exchange listing fees, directors’ and officers’ insurance, incremental headcount and ongoing investor-relations costs — are not added back and remain in Adjusted EBITDA.

Adjusted gross profit means gross profit adjusted for inventory write-downs and variance, net, and for the net results of bulk wine.

Conference Call

AMASS will host a conference call on Monday, August 17, 2026 at 9:00 a.m. ET to discuss these results and provide a business update.

Date and Time: Monday, August 17, 2026 at 9:00 a.m. ET

Live Call: 1-877-407-0779 (U.S. toll free) or 1-201-389-0914 (international)

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1772273&tp_key=a96dfd62ab

A replay will be available through Monday, August 31, 2026 by dialing 1-844-512-2921 (U.S. toll free) or 1-412-317-6671 (international), access code 13762198.

About AMASS Brands Inc.

AMASS Brands Inc. (Nasdaq: AMSS) is a consumer packaged goods company that develops, markets and distributes a portfolio of premium beverage brands across the wine, spirits and functional non-alcoholic categories, built around the needs of the modern consumer. Its products are sold through a three-tier system to wholesale distributors — who sell in turn to retailers, bars and restaurants — and directly to consumers through the Company’s e-commerce platforms.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements under “Outlook” regarding the Company’s expected second-half, third quarter, fourth quarter and full year fiscal 2026 net revenues and its fiscal 2027 net revenue target, and statements regarding the Company’s strategy, brand portfolio, expected revenue mix, capital resources and liquidity. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Those risks include, without limitation: the substantial doubt regarding the Company’s ability to continue as a going concern, and the effect that a failure to obtain additional capital would have on the Company’s ability to execute the operating plan underlying its outlook; the risk that the assumptions underlying the Company’s outlook, including its distribution expansion plans and the input-cost and tariff environment, prove incorrect; the Company’s need to raise additional capital and the terms on which that capital may be available, including dilution associated with the Streeterville facility and with conversions at the alternate conversion price following the Series C Trigger Event; the Company’s ability to regain and maintain compliance with the Nasdaq continued-listing requirements; the Company’s past-due Mezzanine Secured Notes and its ability to extend, refinance or repay them; the Company’s history of losses; the material weakness in internal control over financial reporting described in the Company’s periodic reports; concentration in a limited number of customers and distributors; the regulatory environment governing alcoholic beverages; supply chain and inventory risk; and the other factors described under “Risk Factors” in the Company’s Prospectus dated May 18, 2026 and in its subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them except as required by law.

Investor Relations Contact

KCSA Strategic Communications

Rob Kelly, Vice President

(212) 896-1254

AMASS@KCSA.com

Financial Tables

Unaudited.

Condensed Consolidated Statements of Operations

Line item	Q2 2026	Q2 2025	H1 2026	H1 2025
Spirits & wine revenues	5,404,448	5,455,110	9,390,882	9,614,886
Other revenues	188,296	49,722	351,205	230,489
Total net revenues	5,592,744	5,504,832	9,742,087	9,845,375
Cost of spirits & wine revenues	3,558,488	3,344,070	6,367,880	6,130,937
Cost of other revenues	538,707	16,209	805,716	355,126
Total cost of net revenues	4,097,195	3,360,279	7,173,596	6,486,063
Gross profit	1,495,549	2,144,553	2,568,491	3,359,312
Sales and marketing	1,059,877	976,375	2,027,354	1,969,780
General and administrative	6,054,188	1,917,192	8,570,993	4,035,292
Impairment loss	339,283	—	449,685	—
Total operating expenses	7,453,348	2,893,567	11,048,032	6,005,072
Loss from operations	(5,957,799)	(749,014)	(8,479,541)	(2,645,760)
Interest income	—	27,752	3,709	34,235
Interest expense	(1,337,046)	(491,992)	(1,791,902)	(2,036,252)
Change in fair value of derivative liabilities	236,969	—	187,753	—
Change in fair value of SAFEs	(10,635)	—	(21,062)	—
Other income (expense), net	(480,704)	(52,169)	(489,779)	(337,267)
Total other income (expense)	(1,591,416)	(516,409)	(2,111,281)	(2,339,284)
Net loss	(7,549,215)	(1,265,423)	(10,590,822)	(4,985,044)
Net loss attributable to non-controlling interest	(74,938)	(28,840)	(80,841)	(91,419)
Net loss attributable to parent	(7,474,277)	(1,236,583)	(10,509,981)	(4,893,625)
Weighted average common shares outstanding, basic and diluted	10,764,492	3,115,656	7,139,009	3,073,828
Net loss per common share, basic and diluted	$(0.69)	$(0.40)	$(1.47)	$(1.59)

Segment Net Revenue

Segment	Q2 2026	Q2 2025	Change	H1 2026	H1 2025	Change
Wine & Spirits	5,183,325	5,318,393	(3)%	8,809,142	9,306,617	(5)%
Non-Alcoholic and Functional	409,419	176,438	132%	932,945	400,022	133%
Unallocated amounts	—	10,001	(100)%	—	10,000	(100)%
Comparable adjustments	—	—	N/A	—	128,736	(100)%
Consolidated net revenues	5,592,744	5,504,832	2%	9,742,087	9,845,375	(1)%

Net Revenue by Brand Grouping

Grouping	Q2 2026	Q2 2025	Change	H1 2026	H1 2025	Change
Core brands	3,949,497	3,527,940	12%	6,443,873	5,782,440	11%
Other brands	1,754,310	1,924,239	(9)%	3,390,388	3,700,600	(8)%
Discontinued brands	151,218	208,195	(27)%	299,858	623,366	(52)%
Revenue attributable to brands	5,855,025	5,660,374	3%	10,134,119	10,106,406	0%
Trade spend and other amounts not attributed to a brand	(262,281)	(155,542)	69%	(392,032)	(261,031)	50%
Consolidated net revenues	5,592,744	5,504,832	2%	9,742,087	9,845,375	(1)%

Channel Net Revenue

Channel	Q2 2026	Q2 2025	H1 2026	H1 2025
Direct-to-consumer and e-commerce	178,125	30,699	327,538	77,997
Wholesale and other	5,414,619	5,474,133	9,414,549	9,767,378
Consolidated net revenues	5,592,744	5,504,832	9,742,087	9,845,375

Balance Sheet Highlights

Caption	June 30, 2026	December 31, 2025
Cash and cash equivalents	1,570,517	824,962
Total current assets	17,774,228	15,652,197
Total assets	28,239,982	25,024,750
Total current liabilities	25,356,627	23,828,737
Total liabilities	26,062,501	25,659,272
Series C Convertible Preferred Stock (mezzanine equity)	1,184,077	—
Total AMASS stockholders’ deficit	(1,279,486)	(2,988,251)
Total stockholders’ equity (deficit)	993,404	(634,522)

Cash Flow Summary

Caption	H1 2026	H1 2025
Net cash used in operating activities	(6,131,553)	(1,346,544)
Net cash (used in) provided by investing activities	(1,790,310)	753,117
Net cash provided by financing activities	8,667,418	806,972
Net increase in cash	745,555	213,545
Cash and cash equivalents, end of period	1,570,517	907,491

Reconciliation of Gross Profit to Adjusted Gross Profit (Non-GAAP)

Line item	Q2 2026	Q2 2025	H1 2026	H1 2025
Consolidated gross profit	1,495,549	2,144,553	2,568,491	3,359,312
Gross margin	26.7%	39.0%	26.4%	34.1%
Inventory write-downs and variance, net	140,577	—	268,152	168,930
Bulk wine, net	—	—	—	17,829
Adjusted gross profit, non-GAAP	1,636,126	2,144,553	2,836,643	3,546,071
Adjusted gross margin	29.3%	39.0%	29.1%	36.0%

Reconciliation of Net Loss to Adjusted EBITDA (Non-GAAP)

Line item	Q2 2026	Q2 2025	H1 2026	H1 2025
Net loss	(7,549,215)	(1,265,423)	(10,590,822)	(4,985,044)
Interest expense	1,337,046	491,992	1,791,902	2,036,252
Interest income	—	(27,752)	(3,709)	(34,235)
Provision for income taxes	—	—	—	—
Depreciation and amortization	132,387	184,868	269,607	335,137
EBITDA	(6,079,782)	(616,315)	(8,533,022)	(2,647,890)
One-off deal and direct-listing costs	1,378,365	—	1,398,365	—
Write-off of deferred offering costs	514,313	—	514,313	—
Stock-based compensation	226,613	176,916	447,545	221,464
Impairment loss and bad debt, net	339,283	34,114	467,548	(10,298)
Change in fair value of derivative liabilities	(236,969)	—	(187,753)	—
Change in fair value of SAFEs	10,635	—	21,062	—
Stock-settled banker and advisory fees	1,938,141	—	2,631,800	—
Bulk wine, net	—	—	—	17,829
Inventory write-downs and variance, net	140,577	—	268,152	168,930
Juice storage	30,179	98,652	(3,512)	548,739
Merchant and factoring fees	4,561	16,605	24,935	22,021
One-time credits, net	—	—	(111,863)	—
Total adjustments	4,345,698	326,287	5,470,592	968,685
Adjusted EBITDA	(1,734,084)	(290,028)	(3,062,430)	(1,679,205)